UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 23, 2018

Date of Report (Date of Earliest Event Reported)

HP Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 PAGE MILL ROAD, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On March 23, 2018, HP Inc. (the “Company”) issued a press release announcing the early tender results of its previously announced (i) cash tender offer for up to $1.75 billion in aggregate principal amount of its outstanding 4.650% Global Notes due December 2021 (the “December 2021 Notes”), 4.375% Global Notes due September 2021, 4.300% Global Notes due June 2021, 4.050% Global Notes due September 2022, 3.750% Global Notes due December 2020, 6.000% Global Notes due September 2041 and 2.75% Global Notes due January 2019 (collectively, the “Notes”) and (ii) a related solicitation of consents from holders of the December 2021 Notes to certain amendments to the indenture under which the December 2021 Notes were issued (such tender offer and consent solicitation are collectively referred to as the “Tender Offer”). The Company further announced that it has increased the combined aggregate principal amount of the Notes, and the maximum tender subcap with respect to acceptance priority levels 1 through 3, from $1.75 billion to approximately $1.85 billion. A copy of the news release announcing the early tender results and the upsizing of the maximum amount, and which describes the Tender Offer in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.1.

On March 23, 2018, the Company also issued a news release announcing the pricing for the Tender Offer. A copy of the news release announcing pricing for the Tender is hereby incorporated by reference and attached hereto as Exhibit 99.2.

This Current Report on Form 8-K, including the news releases hereby incorporated by reference, is neither an offer to sell nor a solicitation of offers to buy any of the notes subject to the Tender Offer. The Tender Offer is not being made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The foregoing description and the other information in this Current Report on Form 8-K regarding the Tender Offer are included in this report solely for informational purposes. The information reported in this Item 7.01, including the material attached as Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Forward-looking statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of the Company for future operations; any statements regarding the Tender Offer; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Other important factors that could cause the statements made in this document or the actual results of operations or financial condition of the Company to differ include, without limitation, that the Tender Offer is subject to market conditions and a number of other conditions and approvals, and the final terms of the Tender Offer may vary substantially as a result of market and other conditions. There can be no assurance that the Tender Offer will be completed as described herein or at all. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected and other risks that are described in the Company’s filings with the Securities and Exchange Commission, including but not limited to the risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and the Company’s other filings with the Securities and Exchange Commission. The Company assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1	HP Inc. News Release dated March 23, 2018, entitled “HP Inc. Announces Early Tender Results for Cash Tender Offer; Increases the Maximum Amount to $1.85 Billion.”

Exhibit 99.2	HP Inc. News Release dated March 23, 2018, entitled “HP Inc. Announces Pricing for its Cash Tender Offer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP Inc.

DATE: March 23, 2018	By:	/s/ Ruairidh Ross
	Name:	Ruairidh Ross
	Title:	Deputy General Counsel and Assistant Secretary